DATE: May 3, 2022
XENIA HOTELS & RESORTS REPORTS FIRST QUARTER 2022 RESULTS
Orlando, FL – May 3, 2022 – Xenia Hotels & Resorts, Inc. (NYSE: XHR) (“Xenia” or the “Company”) today announced results for the quarter ended March 31, 2022.
First Quarter 2022 Highlights
•Net Loss: Net loss attributable to common stockholders was $5.3 million, or $0.05 per share.
•Adjusted EBITDAre: $49.9 million
•Adjusted FFO per Diluted Share: $0.25
•Same-Property Occupancy: 58.0%, a 2,250 basis point increase compared to the first quarter of 2021 and a decrease of 1,920 basis points versus the first quarter of 2019

•Same-Property ADR: $258.12, a 34.4% and 7.3% increase versus the first quarter of 2021 and 2019, respectively

•Same-Property RevPAR: $149.60, a 119.6% increase compared to the first quarter of 2021 and a decrease of 19.5% versus the first quarter of 2019
•Same-Property Hotel EBITDA: $57.0 million, a 27.9% decrease versus the first quarter of 2019
•Same-Property Hotel EBITDA Margin: 27.8%, a 275 basis points decrease versus the first quarter of 2019
•Transaction Activity: In January, the Company sold the 191-room Kimpton Hotel Monaco Chicago for $36 million. In March, the Company acquired the 346-room W Nashville for $328.7 million.
•Balance Sheet Activity: In January, the Company paid off the $65 million mortgage loan secured by The Ritz-Carlton, Pentagon City.

"Demand for high-quality hotels and resorts continues to improve, as evidenced by the strong quarterly results that we posted and the significant sequential improvement in monthly occupancy and ADR we experienced as the quarter progressed," commented Marcel Verbaas, Chairman and Chief Executive Officer of Xenia. "March results substantially exceeded our expectations, with Same-Property occupancy approaching 70%, and strong growth in average daily rate relative to 2019, resulting in Same-Property RevPAR of over $189, which is 5.9% behind the level achieved in March of 2019, with Same-Property Hotel EBITDA for the month exceeding that of March 2019."

"Demand growth has continued to accelerate into the second quarter. Based on our preliminary estimates, our Same-Property portfolio achieved approximately 72% occupancy with ADR of approximately $280 for the month of April. Our properties had strong pricing power, evidenced by ADR increasing approximately 18% as compared to April of 2019. As a result, we estimate April RevPAR was approximately $202, or about 4% higher than that of April 2019. As such, April marked the first time that monthly RevPAR increased versus the same period in 2019 – an important milestone in the recovery of our portfolio of high-end lodging real estate," continued Mr. Verbaas. "Looking ahead, we expect continued strong leisure demand, augmented with increasing levels of corporate and group demand, as witnessed over the past two months. With limited levels of supply growth anticipated over the next few years, we expect pricing power for our portfolio of premium hotels and resorts to be robust. Further improving our portfolio quality and growth profile, we completed the previously announced acquisition of W Nashville in March. We continue to be excited about the near-term prospects for this impressive asset, bolstered by the encouraging results during our first month of ownership and the full activation of the hotel’s extensive amenities as Nashville enters its busy season."

Operating Results
The Company’s results include the following:

	Three Months Ended March 31,			Change From
	2022	2021	2019	2021		2019
	($ amounts in thousands, except hotel statistics and per share amounts)
Net (loss) income attributable to common stockholders	$(5,324)	$(56,351)	$16,703	90.6%		(131.9)%
Net (loss) income per share available to common stockholders - basic and diluted	$(0.05)	$(0.50)	$0.15	90.0%		(133.3)%

Same-Property Number of Hotels(1)	32	32	32	—		—
Same-Property Number of Rooms(1)	8,868	8,868	8,868	—		—
Same-Property Occupancy(1)	58.0%	35.5%	77.2%	2,250	bps	(1,920)	bps
Same-Property Average Daily Rate(1)	$258.12	$192.07	$240.59	34.4%		7.3%
Same-Property RevPAR(1)	$149.60	$68.13	$185.82	119.6%		(19.5)%
Same-Property Hotel EBITDA(1)(2)	$57,040	$1,254	$79,140	4,448.6%		(27.9)%
Same-Property Hotel EBITDA Margin(1)(2)	27.8%	1.5%	30.6%	2,637	bps	(275)	bps

Total Portfolio Number of Hotels(3)	34	35	40	(1)		(6)
Total Portfolio Number of Rooms(3)	9,814	10,011	11,167	(197)		(1,353)
Total Portfolio RevPAR(4)	$143.99	$61.76	$170.28	133.1%		(15.4)%

Adjusted EBITDAre(2)	$49,946	$(3,647)	$78,086	1,469.5%		(36.0)%
Adjusted FFO(2)	$29,087	$(20,795)	$60,031	239.9%		(51.5)%
Adjusted FFO per diluted share(2)	$0.25	$(0.18)	$0.53	238.9%		(52.8)%
1."Same-Property” includes all hotels owned as of March 31, 2022, except for Hyatt Regency Portland at the Oregon Convention Center and W Nashville. "Same-Property" also includes disruption from the COVID-19 pandemic in 2022 and 2021, and renovation disruption for multiple capital projects during the periods presented.
2.See tables later in this press release for reconciliations from net loss to Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre"), Adjusted EBITDAre, Funds From Operations ("FFO"), Adjusted FFO, Same-Property Hotel EBITDA and Hotel EBITDA Margin. EBITDA, EBITDAre, Adjusted EBITDAre, FFO, Adjusted FFO, and Same-Property Hotel EBITDA and Hotel EBITDA Margin are non-GAAP financial measures.
3.As of end of periods presented.
4.Results of all hotels as owned during the periods presented, including the results of hotels sold or acquired for the actual period of ownership by the Company.

Transaction Update
•In January 2022, the Company sold the 191-room Kimpton Hotel Monaco Chicago for $36 million, or $188,500 per key. The sale price represented a 16.7x multiple and a 4.3% capitalization rate on the hotel's 2019 Hotel EBITDA and net operating income, respectively.
•In March 2022, the Company acquired the fee simple interest in the 346-room W Nashville for $328.7 million, or $950,000 per key. The Company expects W Nashville to generate between $13 million and $15 million of Hotel EBITDA during its ownership period in 2022 and between $25 million and $30 million annually upon stabilization.

Brand and Management Conversion
In January 2022, the Company converted Lorien Hotel & Spa in Alexandria, VA into an independent lifestyle hotel, with Pivot Lifestyle Hotels by Davidson Hospitality Group becoming the hotel operator.
Balance Sheet and Liquidity
As of March 31, 2022, the Company had total outstanding debt of approximately $1.4 billion with a weighted-average interest rate of 5.18%. The Company had approximately $180 million of cash and cash equivalents, including hotel working capital, and full availability on its revolving credit facility, resulting in total liquidity of over $625 million as of March 31, 2022. In addition, the Company held approximately $40 million of restricted cash and escrows at the end of the first quarter.
In January, the Company paid off the $65 million mortgage loan secured by The Ritz-Carlton, Pentagon City.
Capital Expenditures
During the three months ended March 31, 2022, the Company invested $7.5 million in portfolio improvements.
During the quarter, the Company substantially completed the renovation of the guest rooms, lobby, and restaurant at the Waldorf Astoria Atlanta Buckhead and completed the renovation of meeting space at Marriott Dallas Downtown.

At Park Hyatt Aviara Resort, Golf Club & Spa, the comprehensive renovation of the existing golf course began in the second quarter and the Company continued planning work on a significant upgrade to the resort’s spa and wellness components.

During the quarter, the Company continued planning work on the comprehensive renovation of Grand Bohemian Hotel Orlando and additional projects that are planned to commence in 2022 at Fairmont Pittsburgh, Royal Palms Resort & Spa, Marriott Woodlands Waterway Hotel & Convention Center, The Ritz-Carlton Denver, and Kimpton Hotel Monaco Denver.

The Company continues to focus on numerous building infrastructure projects with a particular emphasis on environmentally sustainable projects to enhance the life of its physical structures, including six chiller replacements or upgrades in 2022.
2022 Outlook and Guidance
The Company does not expect to issue earnings guidance until it has more certainty on trends within the industry. The Company is providing the following guidance for full year 2022 on certain items:
•General and administrative expenses are projected to be approximately $23 million, excluding non-cash share-based compensation.
•Interest expense is projected to be approximately $77 million, excluding non-cash loan related costs.
•Capital expenditures are projected to be approximately $95 million.

•115.4 million weighted average diluted shares/units
First Quarter 2022 Earnings Call
The Company will conduct its quarterly conference call on Tuesday, May 3, 2022 at 1:00 PM Eastern Time. To participate in the conference call, please dial (844) 200-6205, access code 394554. Additionally, a live webcast of the conference call will be available through the Company’s website, www.xeniareit.com. A replay of the conference call will be archived and available online through the Investor Relations section of the Company’s website for 90 days.
About Xenia Hotels & Resorts, Inc.
Xenia Hotels & Resorts, Inc. is a self-advised and self-administered REIT that invests in uniquely positioned luxury and upper upscale hotels and resorts with a focus on the top 25 lodging markets as well as key leisure destinations in the United States. The Company owns 34 hotels and resorts comprising 9,814 rooms across 14 states. Xenia’s hotels are in the luxury and upper upscale segments, and are operated and/or licensed by industry leaders such as Marriott, Hyatt, Kimpton, Fairmont, Loews, Hilton, The Kessler Collection, and Davidson. For more information on Xenia’s business, refer to the Company website at www.xeniareit.com.
This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements are not historical facts but are based on certain assumptions of management and describe the Company's future plans, strategies and expectations. Forward-looking statements are generally identifiable by use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “guidance,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” “illustrative,” references to "outlook" and "guidance," and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements in this press release include, among others, statements about our plans, strategies, or other future events, the outlook related to the continued effects of the COVID-19 pandemic, including on the demand for travel, transient and group business, capital expenditures, timing of renovations, financial performance, prospects or future events. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements, which are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the impact of the COVID-19 pandemic, including on the demand for travel, transient and group business, and levels of consumer confidence; (ii) actions that governments, businesses, and individuals take in response to the COVID-19 pandemic or any resurgence of COVID-19 including variants of the virus, including limiting or banning travel; (iii) the impact of the COVID-19 pandemic and actions taken in response to the pandemic or any resurgence on global, national, or regional economies, travel and economic activity, including the duration and magnitude of its impact on unemployment rates and consumer discretionary spending; (iv) the ability of hotel managers to successfully navigate the impacts of the COVID-19 pandemic; (v) the pace of recovery following the COVID-19 pandemic or any resurgence; (vi) factors such as public health (including a significant increase in new and variant strains of COVID-19 cases), availability and effectiveness of COVID-19 vaccines and therapeutics, the level of acceptance of the vaccine by the general population and the economic and geopolitical environments may impact the timing, extent and pace of such recovery; (vii) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly; (viii) risks associated with the hotel industry, including competition, increases in wages and benefits, energy costs and other operating costs, actual or threatened terrorist attacks, information technology failures, downturns in general and local economic conditions, prolonged periods of civil unrest in our markets, and cancellation of or delays in the completion of anticipated demand generators; (ix) the availability and terms of financing and capital and the general volatility of securities markets; (x) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws; (xi) interest rate increases; (xii) ability to successfully negotiate amendments and covenant waivers with its unsecured and secured indebtedness; (xiii) ability to comply with covenants, restrictions, and limitations in any existing or revised loan agreements with our unsecured and secured lenders; (xiv) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs; (xv) the possibility of uninsured or underinsured losses, including those relating to natural disasters, terrorism, government shutdowns and closures, civil unrest, or cyber incidents; (xvi) risks associated with redevelopment and repositioning projects, including delays and cost overruns; (xvii) levels of spending in business and leisure segments as well as consumer confidence; (xviii) declines in occupancy and average daily rate, (xix) the seasonal and cyclical nature of the real estate and hospitality businesses, (xx) changes in distribution arrangements, such as through Internet travel intermediaries; (xxi) relationships with labor unions and changes in labor laws, including increases to minimum wages; (xxii) the impact of changes in the tax code and uncertainty as to how some of those changes may be applied; (xxiii) monthly cash expenditures and the uncertainty around predictions; (xxiv) inflationary caution and pressures; (xxv) labor shortages; (xxvi) disruptions in supply chains resulting in delays or inability to procure required products; and (xxvii) the risk factors discussed in the Company’s Annual Report on Form 10-K, as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company's expectations will be realized. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.
For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.xeniareit.com.
All information in this press release is as of the date of its release. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.
Availability of Information on Xenia's Website
Investors and others should note that Xenia routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission (SEC) filings, press releases, public conference calls, webcasts, and the Investor Relations section of Xenia's website. While not all the information that the Company posts to the Xenia website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Xenia to review the information that it shares at the Investor Relations link located on www.xeniareit.com. Users may automatically receive email alerts and other information about the Company when enrolling an email address by visiting "Email Alerts / Investor Information" in the "Corporate Overview" section of Xenia’s Investor Relations website at www.xeniareit.com.
Contact:
Atish Shah, Executive Vice President and Chief Financial Officer, Xenia Hotels & Resorts, (407) 246-8100
For additional information or to receive press releases via email, please visit our website at www.xeniareit.com.

Xenia Hotels & Resorts, Inc.
Consolidated Balance Sheets
As of March 31, 2022 and December 31, 2021
($ amounts in thousands)

	March 31, 2022	December 31, 2021
Assets	(Unaudited)	(Audited)
Investment properties:
Land	$467,708	$431,427
Buildings and other improvements	3,160,421	2,856,671
Total	$3,628,129	$3,288,098
Less: accumulated depreciation	(919,045)	(888,717)
Net investment properties	$2,709,084	$2,399,381
Cash and cash equivalents	179,077	517,377
Restricted cash and escrows	40,158	36,854
Accounts and rents receivable, net of allowance for doubtful accounts	36,242	28,528
Intangible assets, net of accumulated amortization	5,414	5,446
Other assets	70,112	65,109
Assets held for sale	—	34,621
Total assets	$3,040,087	$3,087,316
Liabilities
Debt, net of loan premiums, discounts and unamortized deferred financing costs	$1,429,616	$1,494,231
Accounts payable and accrued expenses	92,818	84,051
Other liabilities	79,248	68,648
Liabilities associated with assets held for sale	—	2,305
Total liabilities	$1,601,682	$1,649,235
Commitments and Contingencies
Stockholders' equity
Common stock, $0.01 par value, 500,000,000 shares authorized, 114,353,273 and 114,306,727 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	$1,144	$1,143
Additional paid in capital	2,090,627	2,090,393
Accumulated other comprehensive loss	(837)	(4,089)
Accumulated distributions in excess of net earnings	(661,785)	(656,461)
Total Company stockholders' equity	$1,429,149	$1,430,986
Non-controlling interests	9,256	7,095
Total equity	$1,438,405	$1,438,081
Total liabilities and equity	$3,040,087	$3,087,316

Xenia Hotels & Resorts, Inc.
Consolidated Statements of Operations and Comprehensive Loss
For the Three Months Ended March 31, 2022 and 2021
(Unaudited)
($ amounts in thousands, except per share data)

	Three Months Ended March 31,
	2022	2021
Revenues:
Rooms revenues	$123,198	$55,646
Food and beverage revenues	67,735	21,592
Other revenues	19,414	10,614
Total revenues	$210,347	$87,852
Expenses:
Rooms expenses	$29,217	$15,537
Food and beverage expenses	45,610	18,178
Other direct expenses	5,294	3,198
Other indirect expenses	53,860	37,327
Management and franchise fees	7,626	2,844
Total hotel operating expenses	$141,607	$77,084
Depreciation and amortization	30,565	33,197
Real estate taxes, personal property taxes and insurance	10,855	10,540
Ground lease expense	517	403
General and administrative expenses	7,786	6,922
Gain on business interruption insurance	—	(1,116)
Impairment and other losses	1,278	—
Total expenses	$192,608	$127,030
Operating income (loss)	$17,739	$(39,178)
Other (loss) income	(777)	116
Interest expense	(20,538)	(18,750)
Loss on extinguishment of debt	(294)	—
Net loss before income taxes	$(3,870)	$(57,812)
Income tax expense	(1,607)	(165)
Net loss	$(5,477)	$(57,977)
Net loss attributable to non-controlling interests	153	1,626
Net loss attributable to common stockholders	$(5,324)	$(56,351)

Xenia Hotels & Resorts, Inc.
Consolidated Statements of Operations and Comprehensive Loss - Continued
For the Three Months Ended March 31, 2022 and 2021
(Unaudited)
($ amounts in thousands, except per share data)

	Three Months Ended March 31,
	2022	2021
Basic and diluted loss per share:
Net loss per share available to common stockholders - basic and diluted	$(0.05)	$(0.50)
Weighted-average number of common shares (basic and diluted)	114,326,406	113,780,388

Comprehensive Loss:
Net loss	$(5,477)	$(57,977)
Other comprehensive (loss) income:
Unrealized gain on interest rate derivative instruments	2,517	104
Reclassification adjustment for amounts recognized in net loss (interest expense)	1,152	2,330
	$(1,808)	$(55,543)
Comprehensive (gain) loss attributable to non-controlling interests	(264)	1,558
Comprehensive loss attributable to the Company	$(2,072)	$(53,985)

Non-GAAP Financial Measures
The Company considers the following non-GAAP financial measures to be useful to investors as key supplemental measures of our operating performance: EBITDA, EBITDAre, Adjusted EBITDAre, Same-Property Hotel EBITDA, Same-Property Hotel EBITDA Margin, FFO, Adjusted FFO, and Adjusted FFO per diluted share. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss, operating profit, cash from operations, or any other operating performance measure as prescribed per GAAP.
EBITDA, EBITDAre and Adjusted EBITDAre
EBITDA is a commonly used measure of performance in many industries and is defined as net income or loss (calculated in accordance with GAAP) excluding interest expense, provision for income taxes (including income taxes applicable to sale of assets) and depreciation and amortization. The Company considers EBITDA useful to investors, in evaluating and facilitating comparisons of our operating performance between periods and between REITs by removing the impact of our capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from our operating results, even though EBITDA does not represent an amount that accrues directly to common stockholders. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions and, along with FFO and Adjusted FFO, is used by management in the annual budget process for compensation programs.
We calculate EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts ("Nareit"). Nareit defines EBITDAre as EBITDA plus or minus losses and gains on the disposition of depreciated property, including gains or losses on change of control, plus impairments of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property in the affiliate, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.
We further adjust EBITDAre to exclude the impact of non-controlling interests in consolidated entities other than our Operating Partnership Units because our Operating Partnership Units may be redeemed for common stock. We also adjust EBITDAre for certain additional items such as depreciation and amortization related to corporate assets, hotel property acquisition, terminated transaction and pre-opening expenses, amortization of share-based compensation, non-cash ground rent and straight-line rent expense, the cumulative effect of changes in accounting principles, and other costs we believe do not represent recurring operations and are not indicative of the performance of our underlying hotel property entities. We believe it is meaningful for investors to understand Adjusted EBITDAre attributable to all common stock and unit holders. We believe Adjusted EBITDAre attributable to common stock and unit holders provides investors with another useful financial measure in evaluating and facilitating comparison of operating performance between periods and between REITs that report similar measures.
Same-Property Hotel EBITDA and Same-Property Hotel EBITDA Margin
Same-Property hotel data includes the actual operating results for all hotels owned as of the end of the reporting period. We then adjust the Same-Property hotel data for comparability purposes by including pre-acquisition operating results of asset(s) acquired during the period, which provides investors a basis for understanding the acquisition(s) historical operating trends and seasonality. The pre-acquisition operating results for the comparable period are obtained from the seller and/or manager of the hotels during the acquisition due diligence process and have not been audited or reviewed by our independent auditors. We further adjust the Same-Property hotel data to remove dispositions during the respective reporting periods, and, in certain cases, hotels that are not fully open due to significant renovation, re-positioning, or disruption or whose room counts have materially changed during either the current or prior year as these historical operating results are not indicative of or expected to be comparable to the operating performance of our hotel portfolio on a prospective basis.
Same-Property Hotel EBITDA represents net income or loss excluding: (1) interest expense, (2) income taxes, (3) depreciation and amortization, (4) corporate-level costs and expenses, (5) hotel acquisition and terminated transaction costs, and (6) certain state and local excise taxes resulting from our ownership structure. We believe that Same-Property Hotel EBITDA provides our investors a useful financial measure to evaluate our hotel operating performance excluding the impact of our capital structure (primarily interest expense), our asset base (primarily depreciation and amortization), income taxes, and our corporate-level expenses (corporate expenses and hotel acquisition and terminated transaction costs). We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and the effectiveness of our third-party management companies that operate our business on a property-level basis. Same-Property Hotel EBITDA Margin is calculated by dividing Same-Property Hotel EBITDA by Same-Property Total Revenues.

As a result of these adjustments the Same-Property hotel data we present does not represent our total revenues, expenses, operating profit or net income and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations and comprehensive (loss) income include such amounts, all of which should be considered by investors when evaluating our performance.
We include Same-Property hotel data as supplemental information for investors. Management believes that providing Same-Property hotel data is useful to investors because it represents comparable operations for our portfolio as it exists at the end of the respective reporting periods presented, which allows investors and management to evaluate the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at Same-Property hotels or from other factors, such as the effect of acquisitions or dispositions.
FFO and Adjusted FFO
The Company calculates FFO in accordance with standards established by Nareit, as amended in the December 2018 restatement white paper, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding real estate-related depreciation, amortization and impairments, gains or losses from sales of real estate, the cumulative effect of changes in accounting principles, similar adjustments for unconsolidated partnerships and consolidated variable interest entities, and items classified by GAAP as extraordinary. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. The Company believes that the presentation of FFO provides useful supplemental information to investors regarding operating performance by excluding the effect of real estate depreciation and amortization, gains or losses from sales for real estate, impairments of real estate assets, extraordinary items and the portion of these items related to unconsolidated entities, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance. The Company believes that the presentation of FFO can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common stockholders. The calculation of FFO may not be comparable to measures calculated by other companies who do not use the Nareit definition of FFO or do not calculate FFO per diluted share in accordance with Nareit guidance. Additionally, FFO may not be helpful when comparing Xenia to non-REITs. The Company presents FFO attributable to common stock and unit holders, which includes its Operating Partnership Units because its Operating Partnership Units may be redeemed for common stock. The Company believes it is meaningful for the investor to understand FFO attributable to common stock and unit holders.
We further adjust FFO for certain additional items that are not in Nareit’s definition of FFO such as hotel property acquisition, terminated transaction and pre-opening expenses, amortization of debt origination costs and share-based compensation, non-cash ground rent and straight-line rent expense, and other items we believe do not represent recurring operations. We believe that Adjusted FFO provides investors with useful supplemental information that may facilitate comparisons of ongoing operating performance between periods and between REITs that make similar adjustments to FFO and is beneficial to investors’ complete understanding of our operating performance.
Adjusted FFO per diluted share
The diluted weighted-average common share count used for the calculation of Adjusted FFO per diluted share differs from diluted weighted-average common share count used to derive net income or loss per share available to common stockholders. The Company calculates Adjusted FFO per diluted share by dividing the Adjusted FFO by the diluted weighted-average number of shares of common stock outstanding plus the weighted-average vested Operating Partnership units. Any anti-dilutive securities are excluded from the diluted earnings per-share calculation.

Xenia Hotels & Resorts, Inc.
Reconciliation of Net (Loss) Income to EBITDA, EBITDAre, Adjusted EBITDAre and Same-Property Hotel EBITDA
For the Three Months Ended March 31, 2022, 2021, and 2019
(Unaudited)
($ amounts in thousands)

	Three Months Ended March 31,
	2022	2021	2019
Net (loss) income	$(5,477)	$(57,977)	$17,276
Adjustments:
Interest expense	20,538	18,750	12,587
Income tax expense	1,607	165	6,093
Depreciation and amortization	30,565	33,197	40,000
EBITDA and EBITDAre	$47,233	$(5,865)	$75,956

Reconciliation to Adjusted EBITDAre
Depreciation and amortization related to corporate assets	$(102)	$(100)	$(103)
Gain on insurance recoveries(1)	(994)	—	—
Loss on extinguishment of debt	294	—	—
Acquisition, terminated transaction and pre-opening expenses	—	—	1,894
Amortization of share-based compensation expense	2,207	2,295	126
Non-cash ground rent and straight-line rent expense	16	19	—
Other non-recurring expenses(1)	1,292	4	—
Adjusted EBITDAre attributable to common stock and unit holders	$49,946	$(3,647)	$78,086
Corporate-level costs and expenses	7,593	4,691	6,083
Pro forma hotel adjustments, net	(499)	1,324	(5,029)
Other	—	(1,114)	—
Same-Property Hotel EBITDA attributable to common stock and unit holders(2)	$57,040	$1,254	$79,140
1.During the three months ended March 31, 2022, the Company received $1.0 million of insurance proceeds in excess of recognized losses related to a claim for damaged sustained at Loews New Orleans Hotel during Hurricane Ida in August 2021 included in other (loss) income on the condensed consolidated statement of operations and comprehensive loss. Additionally, the Company recorded hurricane-related repair and cleanup costs of $1.3 million included in impairment and other losses on the condensed consolidated statement of operations and comprehensive loss.
2.See the reconciliation of Total Revenues and Hotel Operating Expenses on a consolidated GAAP basis to Total Same-Property Revenues and Total Same-Property Hotel Operating Expenses and the calculation of Same-Property Hotel EBITDA and Hotel EBITDA Margin for the three months ended March 31, 2022 and 2021 on page 14 and for the three months ended March 31, 2022 and 2019 on page 15.

Xenia Hotels & Resorts, Inc.
Reconciliation of Net (Loss) Income to FFO and Adjusted FFO
For the Three Months Ended March 31, 2022, 2021, and 2019
(Unaudited)
(amounts in thousands)

	Three Months Ended March 31,
	2022	2021	2019
Net (loss) income	$(5,477)	$(57,977)	$17,276
Adjustments:
Depreciation and amortization related to investment properties	30,463	33,097	39,897
FFO attributable to common stock and unit holders	$24,986	$(24,880)	$57,173
Reconciliation to Adjusted FFO
Gain on insurance recoveries(1)	(994)	—	—
Loss on extinguishment of debt	294	—	213
Loan related costs, net of adjustment related to non-controlling interests(2)	1,286	1,767	625
Amortization of share-based compensation expense	2,207	2,295	1,894
Non-cash ground rent and straight-line rent expense	16	19	126
Other non-recurring expenses(1)	1,292	4	—
Adjusted FFO attributable to common stock and unit holders	$29,087	$(20,795)	$60,031
Weighted-average shares outstanding - Diluted(3)	115,332	114,826	114,165
Adjusted FFO per diluted share	$0.25	$(0.18)	$0.53
1.During the three months ended March 31, 2022, the Company received $1.0 million of insurance proceeds in excess of recognized losses related to a claim for damaged sustained at Loews New Orleans Hotel during Hurricane Ida in August 2021 included in other (loss) income on the condensed consolidated statement of operations and comprehensive loss. Additionally, the Company recorded hurricane-related repair and cleanup costs of $1.3 million included in impairment and other losses on the condensed consolidated statement of operations and comprehensive loss.
2.Loan related costs includes amortization of debt premiums, discounts and deferred loan origination costs.
3.Diluted weighted-average number of shares of common stock outstanding plus the weighted-average vested Operating Partnership units for the respective periods presented in thousands.

Xenia Hotels & Resorts, Inc.
Debt Summary as of March 31, 2022
($ amounts in thousands)

	Rate Type	Rate(1)		Maturity Date	Outstanding as of March 31, 2022

Mortgage Loans
Renaissance Atlanta Waverly Hotel & Convention Center	Fixed(2)	4.45%		August 2024	$100,000
Andaz Napa	Partially Fixed (3)	2.98%		September 2024	55,460
Grand Bohemian Hotel Orlando, Autograph Collection	Fixed	4.53%		March 2026	56,523
Marriott San Francisco Airport Waterfront	Fixed	4.63%		May 2027	111,623
Total Mortgage Loans		4.27%	(4)		$323,606
Corporate Credit Facilities
Revolving Credit Facility(5)	Variable	3.00%		February 2024	—
Corporate Credit Facility Term Loan	Partially Fixed(6)	3.92%		September 2024	125,000
Total Corporate Credit Facilities					$125,000
2020 Senior Notes	Fixed	6.38%		August 2025	500,000
2021 Senior Notes	Fixed	4.88%		June 2029	500,000
Loan premiums, discounts and unamortized deferred financing costs, net(7)					(18,990)
Total Debt, net of loan premiums, discounts and unamortized deferred financing costs		5.18%	(4)		$1,429,616
1.The rates shown represent the annual interest rates as of March 31, 2022. The variable index for the mortgage loan secured by Andaz Napa is one-month LIBOR and for the mortgage loan secured by Renaissance Atlanta Waverly is daily SOFR. The variable index for corporate credit facilities reflects a 25 basis point LIBOR floor which is applicable for the value of all corporate credit facilities not subject to an interest rate hedge.
2.A variable interest loan for which the interest rate has been fixed through October 2022, after which the rate reverts to variable.
3.A variable interest loan for which the interest rate has been fixed on $25 million of the balance through October 2022, after which the rate reverts to variable.
4.Weighted-average interest rate as of March 31, 2022.
5.The Revolving Credit Facility had undrawn capacity of $450 million.
6.A variable interest loan for which LIBOR has been fixed through September 2022. The spread to LIBOR may vary, as it is determined by the Company's leverage ratio. The applicable interest rate has been set to the highest level of grid-based pricing during the covenant waiver period.
7.Includes loan premiums, discounts and deferred financing costs, net of accumulated amortization.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Hotel EBITDA and Hotel EBITDA Margin
For the Three Months Ended March 31, 2022 and 2021
($ amounts in thousands)

	Three Months Ended March 31,
	2022	2021		Change
Same-Property Occupancy(1)	58.0%	35.5%	2,250	bps
Same-Property Average Daily Rate(1)	$258.12	$192.07		34.4%
Same-Property RevPAR(1)	$149.60	$68.13		119.6%
Same-Property Revenues(1):
Rooms revenues	$119,402	$54,379		119.6%
Food and beverage revenues	66,355	21,423		209.7%
Other revenues	19,212	10,444		84.0%
Total Same-Property revenues	$204,969	$86,246		137.7%
Same-Property Expenses(1):
Rooms expenses	$27,979	$14,939		87.3%
Food and beverage expenses	44,473	17,806		149.8%
Other direct expenses	5,282	3,171		66.6%
Other indirect expenses	51,526	35,044		47.0%
Management and franchise fees	7,458	2,790		167.3%
Real estate taxes, personal property taxes and insurance	10,680	10,863		(1.7)%
Ground lease expense	531	379		40.1%
Total Same-Property hotel operating expenses	$147,929	$84,992		74.1%
Same-Property Hotel EBITDA(1)	$57,040	$1,254		4,448.6%
Same-Property Hotel EBITDA Margin(1)	27.8%	1.5%	2,637	bps
1.“Same-Property” includes all hotels owned as of March 31, 2022, except for Hyatt Regency Portland at the Oregon Convention Center and W Nashville. Includes hotels that had temporarily suspended operations for a portion of the three months ended March 31, 2021. "Same-Property" also includes disruption from the COVID-19 pandemic in 2022 and 2021 results and renovation disruption for multiple capital projects during the periods presented. The following is a reconciliation of Total Revenues and Total Hotel Operating Expenses consolidated on a GAAP basis to Total Same-Property Revenues and Total Same-Property Hotel Operating Expenses for the three months ended March 31, 2022 and 2021.

	Three Months Ended March 31,
	2022	2021
Total Revenues - GAAP	$210,347	$87,852
Pro forma hotel adjustments	(5,378)	(1,606)
Total Same-Property Revenues	$204,969	$86,246

Total Hotel Operating Expenses - GAAP	$141,607	$77,084
Real estate taxes, personal property taxes and insurance	10,855	10,540
Ground lease expense, net(a)	531	380
Other income	(52)	(64)
Corporate-level costs and expenses	(377)	(9)
Pro forma hotel level adjustments, net(b)	(4,635)	(2,939)
Total Same-Property Hotel Operating Expenses	$147,929	$84,992
a.Excludes non-cash ground rent expense.
b.Includes adjustments for hotel expenses from sold hotels and for Hyatt Regency Portland at the Oregon Convention Center and W Nashville, which are not included in Same-Property amounts.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Hotel EBITDA and Hotel EBITDA Margin
For the Three Months Ended March 31, 2022 and 2019
($ amounts in thousands)

	Three Months Ended March 31,
	2022	2019		Change
Same-Property Occupancy(1)	58.0%	77.2%	(1,920)	bps
Same-Property Average Daily Rate(1)	$258.12	$240.59		7.3%
Same-Property RevPAR(1)	$149.60	$185.82		(19.5)%
Same-Property Revenues(1):
Rooms revenues	$119,402	$148,320		(19.5)%
Food and beverage revenues	66,355	93,624		(29.1)%
Other revenues	19,212	16,852		14.0%
Total Same-Property revenues	$204,969	$258,796		(20.8)%
Same-Property Expenses(1):
Rooms expenses	$27,979	$34,323		(18.5)%
Food and beverage expenses	44,473	57,300		(22.4)%
Other direct expenses	5,282	6,326		(16.5)%
Other indirect expenses	51,526	59,894		(14.0)%
Management and franchise fees	7,458	10,507		(29.0)%
Real estate taxes, personal property taxes and insurance	10,680	10,363		3.1%
Ground lease expense	531	943		(43.7)%
Total Same-Property hotel operating expenses	$147,929	$179,656		(17.7)%
Same-Property Hotel EBITDA(1)	$57,040	$79,140		(27.9)%
Same-Property Hotel EBITDA Margin(1)	27.8%	30.6%	(275)	bps
1.“Same-Property” includes all hotels owned as of March 31, 2022, except for Hyatt Regency Portland at the Oregon Convention Center and W Nashville. Includes disruption from the COVID-19 pandemic in 2022 results and renovation disruption for multiple capital projects during the periods presented. The following is a reconciliation of Total Revenues and Total Hotel Operating Expenses consolidated on a GAAP basis to Total Same-Property Revenues and Total Same-Property Hotel Operating Expenses for the three months ended March 31, 2022 and 2019:

	Three Months Ended March 31,
	2022	2019
Total Revenues - GAAP	$210,347	$293,687
Pro forma hotel adjustments	(5,378)	(34,891)
Total Same-Property Revenues	$204,969	$258,796

Total Hotel Operating Expenses - GAAP	$141,607	$195,889
Real estate taxes, personal property taxes and insurance	10,855	13,059
Ground lease expense, net(a)	531	943
Other income	(52)	(63)
Pre-opening expenses	—	—
Corporate-level costs and expenses	(377)	(324)
Pro forma hotel level adjustments, net(b)	(4,635)	(29,848)
Total Same-Property Hotel Operating Expenses	$147,929	$179,656
a.Excludes non-cash ground rent expense.
b.Includes adjustments for hotel expenses from sold hotels and for Hyatt Regency Portland at the Oregon Convention Center and W Nashville, which are not included in Same-Property amounts.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Portfolio Data by Top Markets

Market(2)	% of 2021 Hotel EBITDA	Number of Hotels	Number of Rooms
Phoenix, AZ	16%	2	612
Orlando, FL	15%	3	1,141
Houston, TX	13%	3	1,220
Florida Keys, FL	10%	1	120
Atlanta, GA	8%	2	649
San Diego, CA	6%	2	486
Savannah, GA	5%	2	226
California North, CA(3)	5%	1	141
Denver, CO	5%	2	391
Dallas, TX	4%	2	961
Other	13%	12	2,921
Same-Property(1)	100%	32	8,868
Hyatt Regency Portland at the Oregon Convention Center		1	600
W Nashville		1	346
Total Portfolio		34	9,814

Market(2)	% of 2019 Hotel EBITDA	Number of Hotels	Number of Rooms
Houston, TX	12%	3	1,220
Orlando, FL	12%	3	1,141
Phoenix, AZ	11%	2	612
Dallas, TX	9%	2	961
San Francisco/San Mateo, CA	9%	1	688
San Jose/Santa Cruz, CA	7%	1	505
Atlanta, GA	6%	2	649
San Diego, CA	5%	2	486
Denver, CO	5%	2	391
Washington, DC-MD-VA	4%	2	472
Other	20%	12	1,743
Same-Property(1)	100%	32	8,868
Hyatt Regency Portland at the Oregon Convention Center		1	600
W Nashville		1	346
Total Portfolio		34	9,814
1."Same-Property” includes all hotels owned as of March 31, 2022, except for Hyatt Regency Portland at the Oregon Convention Center and W Nashville.
2.As defined by STR, Inc.
3.Reflects Andaz Napa.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Portfolio Data by Top Markets (2021)
For the Three Months Ended March 31, 2022, 2021, and 2019

	Three Months Ended			Three Months Ended
	March 31, 2022			March 31, 2021			% Change
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	RevPAR
Market(2)
Phoenix, AZ	62.5%	$487.46	$304.50	40.9%	$366.68	$149.90	103.1%
Orlando, FL	73.1%	242.67	177.46	41.7%	156.31	65.21	172.1%
Houston, TX	55.5%	204.01	113.31	46.8%	151.22	70.77	60.1%
Florida Keys, FL	94.7%	773.76	732.78	88.5%	505.86	447.49	63.8%
Atlanta, GA	54.7%	205.72	112.53	38.3%	170.05	65.13	72.8%
San Diego, CA	48.1%	353.01	169.81	17.3%	237.51	41.05	313.7%
Savannah, GA	76.6%	259.54	198.69	59.8%	197.55	118.20	68.1%
California North, CA(3)	61.8%	365.05	225.53	38.6%	226.90	87.54	157.6%
Denver, CO	51.5%	246.33	126.93	37.6%	215.73	81.16	56.4%
Dallas, TX	54.5%	169.14	92.26	29.3%	104.96	30.71	200.4%
Other	53.3%	219.07	116.78	27.1%	171.08	46.39	151.7%
Total	58.0%	$258.12	$149.60	35.5%	$192.07	$68.13	119.6%

	Three Months Ended			Three Months Ended
	March 31, 2022			March 31, 2019			% Change
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	RevPAR
Market(2)
Phoenix, AZ	62.5%	$487.46	$304.50	81.8%	$374.44	$306.38	(0.6)%
Orlando, FL	73.1%	242.67	177.46	83.7%	226.91	189.84	(6.5)%
Houston, TX	55.5%	204.01	113.31	73.7%	181.84	133.96	(15.4)%
Florida Keys, FL	94.7%	773.76	732.78	91.6%	483.48	443.10	65.4%
Atlanta, GA	54.7%	205.72	112.53	75.6%	217.23	164.26	(31.5)%
San Diego, CA	48.1%	353.01	169.81	69.4%	267.98	186.08	(8.7)%
Savannah, GA	76.6%	259.54	198.69	77.9%	227.66	177.26	12.1%
California North, CA(3)	61.8%	365.05	225.53	76.3%	262.86	200.68	12.4%
Denver, CO	51.5%	246.33	126.93	70.9%	243.97	172.88	(26.6)%
Dallas, TX	54.5%	169.14	92.26	72.2%	199.60	144.06	(36.0)%
Other	53.3%	219.07	116.78	78.8%	241.34	190.23	(38.6)%
Total	58.0%	$258.12	$149.60	77.2%	$240.59	$185.82	(19.5)%
1."Same-Property” includes all hotels owned as of March 31, 2022, except for Hyatt Regency Portland at the Oregon Convention Center and W Nashville.
2.As defined by STR, Inc.
3.Reflects Andaz Napa.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Portfolio Data by Top Markets (2019)
For the Three Months Ended March 31, 2022, 2021, and 2019

	Three Months Ended			Three Months Ended
	March 31, 2022			March 31, 2021			% Change
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	RevPAR
Market(2)
Houston, TX	55.5%	$204.01	$113.31	46.8%	$151.22	$70.77	60.1%
Orlando, FL	73.1%	242.67	177.46	41.7%	156.31	65.21	172.1%
Phoenix, AZ	62.5%	487.46	304.50	40.9%	366.68	149.90	103.1%
Dallas, TX	54.5%	169.14	92.26	29.3%	104.96	30.71	200.4%
San Francisco/San Mateo, CA	69.6%	168.22	117.16	17.5%	134.27	23.50	398.6%
San Jose-Santa Cruz, CA	37.1%	190.97	70.94	13.4%	97.62	13.12	440.7%
Atlanta, GA	54.7%	205.72	112.53	38.3%	170.05	65.13	72.8%
San Diego, CA	48.1%	353.01	169.81	17.3%	237.51	41.05	313.7%
Denver, CO	51.5%	246.33	126.93	37.6%	215.73	81.16	56.4%
Washington, DC-MD-VA	45.4%	234.73	106.47	29.5%	175.33	51.78	105.6%
Other	60.2%	322.90	194.54	43.6%	238.15	103.86	87.3%
Total	58.0%	$258.12	$149.60	35.5%	$192.07	$68.13	119.6%

	Three Months Ended			Three Months Ended
	March 31, 2022			March 31, 2019			% Change
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	RevPAR
Market(2)
Houston, TX	55.5%	$204.01	$113.31	73.7%	$181.84	$133.96	(15.4)%
Orlando, FL	73.1%	242.67	177.46	83.7%	226.91	189.84	(6.5)%
Phoenix, AZ	62.5%	487.46	304.50	81.8%	374.44	306.38	(0.6)%
Dallas, TX	54.5%	169.14	92.26	72.2%	199.60	144.06	(36.0)%
San Francisco/San Mateo, CA	69.6%	168.22	117.16	90.3%	254.31	229.67	(49.0)%
San Jose-Santa Cruz, CA	37.1%	190.97	70.94	79.6%	278.77	221.99	(68.0)%
Atlanta, GA	54.7%	205.72	112.53	75.6%	217.23	164.26	(31.5)%
San Diego, CA	48.1%	353.01	169.81	69.4%	267.98	186.08	(8.7)%
Denver, CO	51.5%	246.33	126.93	70.9%	243.97	172.88	(26.6)%
Washington, DC-MD-VA	45.4%	234.73	106.47	71.4%	224.59	160.46	(33.6)%
Other	60.2%	322.90	194.54	76.6%	248.14	190.09	2.3%
Total	58.0%	$258.12	$149.60	77.2%	$240.59	$185.82	(19.5)%
1."Same-Property” includes all hotels owned as of March 31, 2022, except for Hyatt Regency Portland at the Oregon Convention Center and W Nashville.
2.As defined by STR, Inc.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Historical Operating Data
($ amounts in thousands, except ADR and RevPAR)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2022	2022	2022	2022	2022
Occupancy	58.0%
ADR	$258.12
RevPAR	$149.60

Hotel Revenues	$204,969
Hotel EBITDA	$57,040
Hotel EBITDA Margin	27.8%

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2021	2021	2021	2021	2021
Occupancy	35.5%	51.7%	55.4%	56.4%	49.8%
ADR	$192.07	$219.90	$227.97	$241.82	$223.53
RevPAR	$68.13	$113.62	$126.35	$136.31	$111.33

Hotel Revenues	$86,246	$147,334	$163,978	$196,178	$593,736
Hotel EBITDA	$1,254	$36,103	$39,569	$53,918	$130,844
Hotel EBITDA Margin	1.5%	24.5%	24.1%	27.5%	22.0%

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2020	2020	2020	2020	2020
Occupancy	57.6%	3.9%	24.6%	28.5%	28.6%
ADR	$232.71	$188.48	$175.51	$185.37	$207.04
RevPAR	$134.13	$7.32	$43.14	$52.77	$59.28

Hotel Revenues	$190,389	$13,594	$56,215	$72,515	$332,714
Hotel EBITDA	$32,285	$(33,901)	$(13,269)	$(2,249)	$(17,134)
Hotel EBITDA Margin	17.0%	(249.4)%	(23.6)%	(3.1)%	(5.2)%

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2019	2019	2019	2019	2019
Occupancy	77.2%	79.8%	76.2%	73.3%	76.6%
ADR	$240.59	$229.57	$214.29	$225.25	$227.44
RevPAR	$185.82	$183.11	$163.28	$165.01	$174.22

Hotel Revenues	$258,796	$252,207	$219,217	$239,980	$970,200
Hotel EBITDA	$79,140	$75,233	$51,481	$64,904	$270,759
Hotel EBITDA Margin	30.6%	29.8%	23.5%	27.1%	27.9%
1."Same-Property” includes all hotels owned as of March 31, 2022, except for Hyatt Regency Portland at the Oregon Convention Center and W Nashville. Includes hotels that had temporarily suspended operations for a portion of the year ended December 31, 2020 and 2021, as if all hotels rooms were available for sale. "Same-Property" also includes renovation disruption for multiple capital projects during the periods presented and disruption from the COVID-19 pandemic in 2020, 2021, and 2022, and excludes the NOI guaranty payment at Andaz San Diego.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Monthly Operations Information

				vs 2019
2021	Occupancy (%)	ADR ($)	RevPAR ($)	Occupancy change in bps	ADR % change	RevPAR % change
January	25.1	172.93	43.46	(4,537)	(25.0)	(73.3)
February	35.0	187.10	65.47	(4,478)	(23.3)	(66.3)
March	46.2	205.87	95.21	(3,542)	(16.4)	(52.7)
1st Quarter	35.5	192.07	68.13	(4,176)	(20.2)	(63.3)
April	49.5	220.88	109.40	(3,230)	(6.9)	(43.6)
May	49.9	221.37	110.45	(2,821)	(5.8)	(39.8)
June	55.6	217.67	121.10	(2,376)	0.6	(29.5)
2nd Quarter	51.7	219.90	113.62	(2,809)	(4.2)	(38.0)
July	59.3	228.25	135.33	(1,894)	9.2	(17.3)
August	52.3	221.60	115.91	(2,390)	6.9	(26.6)
September	54.7	233.96	127.87	(1,943)	2.8	(24.1)
3rd Quarter	55.4	227.97	126.35	(2,077)	6.4	(22.6)
October	58.6	248.45	145.52	(2,207)	2.4	(25.6)
November	58.5	238.97	139.88	(1,547)	6.9	(15.4)
December	52.1	237.48	123.64	(1,309)	15.5	(7.7)
4th Quarter	56.4	241.82	136.31	(1,689)	7.4	(17.4)

FY 2021	49.8	223.53	111.33	(2,679)	(1.7)	(36.1)

2022
January	44.1	233.45	102.92	(2,642)	1.2	(36.7)
February	60.8	258.53	157.28	(1,893)	6.0	(19.1)
March	69.2	273.52	189.36	(1,244)	11.0	(5.9)
1st Quarter	58.0	258.12	149.60	(1,927)	7.3	(19.5)

1."Same-Property” reflects all hotels owned as of March 31, 2022, except for Hyatt Regency Portland at the Oregon Convention Center and W Nashville. "Same-Property" also includes renovation disruption for multiple capital projects during the periods presented and disruption from the COVID-19 pandemic in 2021 and 2022.